Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (File No. 333-269284) on Form S-8 and Registration Statement (File No. 333-262505) on Form S-4 of our report dated March 30, 2023, with respect to the consolidated financial statements of ENDI Corp. as of December 31, 2022 and for the year ended December 31, 2022, included in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Brown, Edwards & Company, L.L.P.

Lynchburg, Virginia
March 30, 2023